UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

HK Battery Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52636	20-3724068
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-7330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2015 (the “Effective Date”), HK Battery Technology Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Apollo Acquisition Corporation, a Cayman Islands corporation (the “Investor”), for the issuance of Ten Million shares of the Company’s common stock, par value of $0.001 per share (the “Shares”), at a per share price of $1.00.  As consideration for the Shares, the Company entered into a Technology License Agreement with the Investor (the “License Agreement”). Under the terms of the License Agreement, the Investor will grant to the Company an irrevocable exclusive right and license to, including the right to sublicense, certain inventions, technology, know-how, patents and other intellectual property rights regarding the production of materials for use in lithium batteries throughout the People’s Republic of China. The License Agreement will commence on the Effective Date and will continue for a term of twenty (20) years.

The closing of the transactions contemplated under the Agreement are expected to occur within thirty (30) days of the Effective Date.

The foregoing descriptions of the Agreement and the License Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and (ii) the full text of the License Agreement, which is attached as Exhibit A to the Agreement and is incorporated herein by reference.

On March 23, 2015, the Company, in accordance with the Law of the People’s Republic of China on Joint Ventures Using Chinese and Foreign Investment and the Company Law of the People’s Republic of China, entered into a joint venture agreement (the “JV Agreement”) with Jiangsu New Head Line Development Group Co. Ltd., a company established and existing under the laws of China, to establish the company LianYunGang HK Battery Technology Co. LTD (“JV Entity”) to build manufacturing plants in China which will produce advanced materials and parts for new energy vehicles. The Company will invest $25,000,000, which represents 62.5% of the registered capital of the JV Entity, of which 15% or $3,750,000 shall be paid within three months after the JV Entity is formed and the remainder will be paid within 2 years of the formation of the JV Entity.

The foregoing description of the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Securities Purchase Agreement (as defined above). The disclosure contained in Item 1.01 with respect to the Securities Purchase Agreement and the information contained in Exhibit 10.1 attached hereto are hereby incorporated by reference in their entirety into this Item 3.02.

The Shares will be issued to the Investor, a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Act”)) in accordance with Rule 506 of Regulation D promulgated under the Act, in that the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Shares, and the Company was available to answer any questions from the Investor. Cash commissions will not be paid in connection with the sale of the Shares.

Item 9.01   Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 23, 2015.
10.2	Lianyungang HK Battery Technology Inc. Joint Venture Agreement, dated as of March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HK Battery Technology, Inc.

Date: March 27, 2015	By:	/s/ Jianguo Xu
Jianguo Xu Chief Executive Officer